Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, APRIL 17, 2008

CARE INVESTMENT TRUST NAMES

WALTER J. OWENS TO BOARD OF DIRECTORS

NEW YORK – April 17, 2008 – Care Investment Trust Inc. (NYSE: CRE) today announced it named Walter J. Owens, President of Corporate Finance at CIT, to Care’s Board of Directors, which increases the number of members from six to seven directors.

In his capacity as President of Corporate Finance at CIT, Owens, 48, is responsible for working with CIT’s Corporate Finance business unit leaders in assessing their go-to-market models, developing integrated distribution platforms that serve a broad range of product offerings and customer segments, and improving operational efficiencies. Previously, he was Executive Vice President and Chief Sales and Marketing Officer of CIT. Prior to joining CIT, he served as Chief Marketing Officer for GE Commercial Finance. Before GE, Owens served in a number of positions with Citibank and Deloitte & Touche LLP.

Kirk Gorman, Chairman of the Board of Directors, commented, “Walter brings a wealth of financial, operational and sales experience to Care’s Board. We look forward to his counsel and participation in the further development of Care.”

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company formed principally to invest in healthcare-related commercial mortgage debt and real estate. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Registration Statement on Form S-11 relating to its initial

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Care Investment Trust

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public offering and its Annual Report of Form 10-K for the period ended December 31, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on Care Investment Trust, please visit their website at www.carereit.com

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Robert O’Neill

Chief Financial Officer

(973) 740-5115

robert.oneill@carereit.com

AT FINANCIAL RELATIONS BOARD:

Leslie Loyet

Analysts/Investors

(312) 640-6672

lloyet@frbir.com